                                                                   EXHIBIT 10.19

                          THIRD AMENDED AND RESTATED

                      AGREEMENT OF LIMITED PARTNERSHIP OF

                                   IWN, L.P.





                  DATED AND EFFECTIVE AS OF DECEMBER 31, 1995



The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law and may not be transferred except pursuant to an effective registration statement under the Act relating thereto and qualification under applicable state securities laws, or in reliance upon an available exemption from such registration and qualification.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I     DEFINITIONS..................................................   1
      1.1     "Adjusted Capital Contribution"..............................   1
      1.2     "Affiliate"..................................................   1
      1.3     "Amended Agreement"..........................................   1
      1.4     "Capital Account"............................................   2
      1.5     "Capital Account Deficit"....................................   2
      1.6     "Capital Contribution".......................................   2
      1.7     "Change of Partner Control...................................   2
      1.8     "Class A Limited Partner.....................................   2
      1.9     "Class B Limited Partners"...................................   2
      1.10    "Code".......................................................   2
      1.11    "Control," "Controls," or "Controlled........................   2
      1.12    "Default Interest Rate"......................................   2
      1.13    "Distributable Cash".........................................   3
      1.14    "Executive Committee"........................................   3
      1.15    "Fiscal Year"................................................   3
      1.16    "Founders Plan"..............................................   3
      1.17    "General Partner"............................................   3
      1.18    "Initiating Partner".........................................   3
      1.19    "Interest"...................................................   3
      1.20    "Investment Agreement".......................................   3
      1.21    "IWN"........................................................   3
      1.22    "Limited Partners"...........................................   3
      1.23    "LLC"........................................................   4
      1.24    "Major Transactions".........................................   4
      1.25    "Majority-in-Interest Consent"...............................   4
      1.26    "Mandatory Capital Contribution".............................   4
      1.27    "Members"....................................................   4
      1.28    "Net Income" and "Net Loss"..................................   4
      1.29    "NTN"........................................................   4
      1.30    "Operating Budget"...........................................   4
      1.31    "Original Partnership Agreement".............................   5
      1.32    "Partners"...................................................   5
      1.33    "Partnership"................................................   5
      1.34    "Percentage Interest"........................................   5
      1.35    "Person".....................................................   5
      1.36    "Plan".......................................................   5
      1.37    "Regulations.................................................   5
      1.38    "Reserves"...................................................   5
      1.39    "Responding Partner".........................................   5
      1.40    "Return".....................................................   5
      1.41    "Stockholders Agreement".....................................   5
      1.42    "Support Services Agreement".................................   6
      1.43    "Symphony"...................................................   6
      1.44    "Tax Matters Partner"........................................   6
      1.45    "Technology Sublicense"......................................   6

                                      i.

ARTICLE II    FORMATION; CONTINUATION AND AMENDMENT........................    6
      2.1     Formation....................................................    6
      2.2     Worldwide License; Purpose and
              Nature of Business...........................................    6
      2.3     Name.........................................................    7
      2.4     Principal Place of Business..................................    7
      2.5     Agent........................................................    7
      2.6     Term of the Partnership......................................    7

ARTICLE III   ADMISSION OF ADDITIONAL PARTNER; CAPITAL AND
              LOANS........................................................    7
      3.1     Admission of Class A Limited Partner.........................    7
      3.2     Capital Contributions of General Partner.....................    7
      3.3     Capital Contributions of Symphony............................    8
      3.4     Grant of Security Interest...................................   10
      3.5     Founders Plan................................................   10
      3.6     Other Additional Capital Contributions and
              Issuance of Additional Partnership Interests.................   11
      3.7     Payment of Capital Contributions.............................   11
      3.8     No Return of Capital Contribution; No Interest...............   12
      3.9     No Priority..................................................   12

ARTICLE IV    CAPITAL ACCOUNTS; ALLOCATION OF NET INCOME AND
              NET LOSS.....................................................   12
      4.1     Capital Accounts.............................................   12
      4.2     Allocation of Net Income.....................................   13
      4.3     Allocation of Net Loss.......................................   13
      4.4     Other Allocations............................................   14
      4.5     Gross Asset Value............................................   14
      4.6     Special Allocations..........................................   14
      4.7     Curative Allocations.........................................   15
      4.8     Distributions of Distributable Cash..........................   16
      4.9     Distribution to Pay Taxes....................................   16

ARTICLE V     OPERATING BUDGET.............................................   16

ARTICLE VI    RIGHTS AND DUTIES OF THE GENERAL PARTNER.....................   17
      6.1     Management Power and Authority...............................   17
      6.2     Executive Committee..........................................   17
      6.3     Transfer of General Partner Interest; Withdrawal
              and Removal of the General Partner...........................   21
      6.4     Time and Attention of the General Partner; Other
              Business Activities..........................................   21
      6.5     Good Faith...................................................   21
      6.6     Exculpation and Indemnification of the General
              Partner......................................................   21
      6.7     Interested-Party Transactions................................   22
      6.8     Proscriptions................................................   22
      6.9     Contracts and Documents......................................   23
      6.10    Tax Matters Partner..........................................   23

ARTICLE VII   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS...................   24
      7.1     No Participation in Management...............................   24
      7.2     Limitation of Liability......................................   24
      7.3     Assignability of Interests; Change of Partner
              Control......................................................   24

                                      ii.

      7.4     Status of Assignees..........................................   25
      7.5     Allocations and Distributions Subsequent to
              Assignment...................................................   25
      7.6     Receipt of Written Assignment................................   26

ARTICLE VIII  CERTAIN COVENANTS OF THE GENERAL PARTNER.....................   26
      8.1     Conduct of Business..........................................   26
      8.2     Compensation.................................................   26

ARTICLE IX    EXPENSES OF THE PARTNERSHIP; REIMBURSEMENTS..................   27
      9.1     Expenses.....................................................   27
      9.2     Reimbursements to the General Partner........................   27
      9.3     Nature of Expenses and Fees..................................   28

ARTICLE X     ADDITIONAL COVENANTS.........................................   28
      10.1    Disability of Officers or Directors of a
              Partner......................................................   28

ARTICLE XI    RECORDS, ACCOUNTING AND REPORTS, AND PARTNERSHIP
              FUNDS........................................................   28
      11.1    Records and Accounting.......................................   28
      11.2    Independent Audit............................................   29
      11.3    Tax Information..............................................   29
      11.4    Annual Reports to Partners...................................   29
      11.5    Tax Returns..................................................   30
      11.6    Partnership Funds............................................   30

ARTICLE XII   DISSOLUTION AND WINDING UP...................................   30
      12.1    Events Causing Dissolution...................................   30
      12.2    Liquidation..................................................   31

ARTICLE XIII  AMENDMENTS...................................................   31

ARTICLE XIV   SPECIAL POWER OF ATTORNEY....................................   32
      14.1    General Partner as Attorney-in-Fact..........................   32
      14.2    Scope and Power of Attorney..................................   33
      14.3    Copy of Amendment............................................   33

ARTICLE XV    VOTING RIGHTS................................................   33
      15.1    Voting Rights................................................   33
      15.2    Meetings.....................................................   33
      15.3    Proxies......................................................   34
      15.4    Conduct of Meetings..........................................   34

ARTICLE XVI   BUY-SELL OPTIONS.............................................   34
      16.1    Buy-Sell Options.............................................   34
      16.2    Closing......................................................   35
      16.3    Compromise...................................................   35
      16.4    Expenses.....................................................   36

ARTICLE XVII  MISCELLANEOUS................................................   36
      17.1    Notices......................................................   36
      17.2    Governing Law................................................   37
      17.3    Successors and Assigns.......................................   37
      17.4    Entire Agreement.............................................   37
      17.5    Counterparts; Facsimile signatures...........................   37

                                     iii.

      17.6    Partners Not Agents..........................................   37
      17.7    Counsel to the Partnership...................................   37

SCHEDULES
      1 --  Schedule of Partners
      2 --  Funding Schedule

EXHIBITS
      A -- Form of Unsecured Promissory Note
           ($600,000 Principal Amount)
      B -- Operating Budget for Fiscal Year Ending
           December 31, 1996 and Five-Year Plan
      C -- Form of Unsecured Promissory Note
           ($138,000 Principal Amount)
      D -- IWN, L.P. Founders Plan

                                      iv.

     This Third Amended and Restated Agreement of Limited Partnership is made and entered into effective as of December 31, 1995 by and among IWN, Inc., a Delaware corporation ("IWN"), and Symphony Management Associates, Inc., a Delaware corporation ("Symphony"), together with all other Persons who shall hereafter become Partners in accordance with the terms hereof, with reference to the following facts:

                                   RECITALS:

     A. Concurrently with the execution of this Amended Agreement and Symphony's admission to the Partnership, StarBet, Inc., a Delaware corporation, and Command Performance Network,Inc., a Delaware corporation, are withdrawing from the Partnership pursuant to a Second Amendment to Agreement of Limited Partnership of the Partnership of even date herewith.

     B. IWN and Symphony now desire to continue the Partnership and to make certain changes in the Original Partnership Agreement as set forth in this Amended Agreement.

     NOW, THEREFORE, it is hereby agreed by and among the Partners as follows:

                                   ARTICLE I
                                  DEFINITIONS

     When used in this Amended Agreement, the following terms shall have the meanings set forth below:

     1.1 "Adjusted Capital Contribution" means, with respect to the Class A Limited Partner, the sum of $350,000 plus the Class A Limited Partner's Capital Contribution at any time, reduced by all Partnership distributions theretofore received by the Class A Limited Partner other than distributions under Sections 4.8(b) and 4.8(c).

     1.2 "Affiliate" means with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, Controlling, Controlled by or under common Control with such Person.

     1.3 "Amended Agreement" means this Third Amended and Restated Agreement of Limited Partnership, as originally executed and as amended from time to time as herein provided. References to "hereof" or "herein," and similar references, mean this Amended Agreement as a whole.

     1.4 "Capital Account" means, with respect to any Partner, the book entry account to be established and maintained by the Partnership for the Partner as provided in Section 4.1.

                                      1.

     1.5 "Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in the Partner's Capital Account.

     1.6 "Capital Contribution" means, with respect to any Partner, the cumulative sum of the Partner's contributions, if any, to the capital of the Partnership pursuant to Article III.

     1.7 "Class A Limited Partner" means Symphony and any successor thereto, including without limitation LLC, admitted as substituted Class A Limited Partner as herein provided, so long as it has not withdrawn or been removed as a Class A Limited Partner as herein provided.

     1.8 "Class B Limited Partners" means any Persons admitted to the Partnership as Class B Limited Partners as provided herein and as reflected on
Schedule 1 hereto, as it may be amended from time to time, and any successors thereto admitted as substituted Class B Limited Partners as herein provided, so long as they have not withdrawn or been removed as a Class B Limited Partner as herein provided.

     1.9 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.10 "Default Interest Rate" means a variable interest rate equal to the lesser of (a) 2% per annum plus the prime, base, or reference lending rate announced from time to time by Bank of America NT&SA and (b) the maximum rate, if any, permitted by applicable law.

     1.11 "Distributable Cash" means cash on hand of the Partnership from all sources available for distribution to the Partners after taking into account all Partnership expenses, debts, liabilities and obligations, and less any Reserves.

     1.12 "Executive Committee" means the Executive Committee of the Board of Directors of IWN established pursuant to the Stockholders Agreement and Section
6.2 and acting in the capacity described in Section 6.2.

     1.13 "Fiscal Year" means the annual accounting period of the Partnership, which initially shall coincide for all purposes with the calendar year.

     1.14  "Founders Plan" has the meaning set forth in Section 3.5.

     1.15 "General Partner" means IWN and any successor thereto and any other Person admitted to the Partnership as a general partner as herein provided and as reflected on Schedule 1 hereto, so long as they have not withdrawn or been removed as a General Partner as herein provided. Reference to

                                      2.

the General Partner shall mean the Person or all of the Persons then acting in such capacity pursuant to the provisions of this Amended Agreement, unless the context otherwise requires.

     1.16  "Initiating Partner" has the meaning set forth in Section 16.1.

     1.17 "Interest" means, with respect to any Partner, the Partner's entire ownership interest in the Partnership at any particular time, including the rights, powers and privileges to which such Partner may be entitled as provided in this Amended Agreement, together with the obligations of such Partner to comply with the terms and provisions hereof.

     1.18  "Investment Agreement" has the meaning set forth in Section 7.3.

     1.19  "IWN" has the meaning set forth in the introduction paragraph hereof.

     1.20 "Limited Partners" means the Class A Limited Partner and Class B Limited Partners, collectively. A Limited Partner shall be deemed to be the owner of any Interest assigned by it unless and until the assignee of such Interest has been admitted to the Partnership as a substituted Limited Partner as herein provided. References herein to a "Majority-in-Interest" of the Limited Partners means a Limited Partner or Limited Partners holding Interests representing more than 50% of the aggregate Percentage Interests of all Limited Partners.

     1.21 "LLC" means Symphony IWN Investment LLC, a limited liability company to be formed by Symphony under the laws of the State of Delaware to succeed to Symphony's initial Interest and to be substituted as the Class A Limited Partner as contemplated herein.

     1.22 "Major Transactions" means transactions outside the ordinary course of the Partnership's business as then being conducted as determined by reference to the Operating Budget then in effect.

     1.23 "Majority-in-Interest Consent" means the consent described in Internal Revenue Code Revenue Procedure 94-46, 1994-28 IRB 129, as amended from time to time.

     1.24 "Mandatory Capital Contribution" has the meaning set forth in Section 3.3(b).

     1.25 "Members" means the members of the Executive Committee consisting at all times of the individuals designated in accordance with Section 6.2. References to a "Member" mean any one of the Members.

                                      3.

     1.26 "Net Income" and "Net Loss" mean, for each Fiscal Year, the Partnership's income or loss, as the case may be, for U.S. federal income tax purposes, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in determining Net Income or Net Loss), with the following adjustments:

           (a) any income of the Partnership that is exempt from U.S. federal income tax and not otherwise taken into account shall be added to Net Income or subtracted from Net Loss; and

           (b) any expenditures of the type described in Section 705(a)(2)(B) of the Code, or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account, shall be subtracted from Net Income or added to Net Loss.

     1.27  "NTN" means NTN Communications, Inc., a Delaware corporation.

     1.28 "Operating Budget" means for each Fiscal Year, the budget of the Partnership reflecting all items of anticipated income, expense, revenue and expenditure of the Partnership of every kind and character, including without limitation capital expenses and expenditures, as provided for in Article V.

     1.29 "Original Partnership Agreement" has the meaning set forth in Section 2.1.

     1.30 "Partners" means the General Partner and the Limited Partners, collectively. Reference to a "Partner" means any of the Partners.

     1.31 "Partnership" means the partnership formed under the Original Partnership Agreement and continued under this Amended Agreement and any partnership further continuing the business of such partnership in the event of a dissolution and continuation as herein provided.

     1.32 "Percentage Interest" means, with respect to any Partner, the Partner's percentage interest in certain of Partnership distributions and allocations as set forth on Schedule 1, as such percentage may be adjusted from time to time as provided herein.

     1.33 "Person" means an individual, general partnership, limited partnership, limited liability company, corporation, trust, estate or other entity.

     1.34  "Plan" has the meaning set forth in Article V.

                                      4.

     1.35 "Regulations" means, at any particular time, the regulations currently in force as final or temporary regulations of the U.S. Department of Treasury promulgated under the Code.

     1.36 "Reserves" means all such amounts from time to time reserved, designated or set aside from Partnership funds for the payment of, among other amounts, actual or anticipated costs, payments, obligations and liabilities of the Partnership of any kind, character or description, or to reflect appropriate valuations of assets, all in accordance with generally accepted accounting principles.

     1.37  "Responding Partner" has the meaning set forth in Section 16.1.

     1.38 "Return" means, with respect to a Class A Limited Partner, a sum payable to the Class A Limited Partner equal to 27.5% per annum (cumulative and noncompounded) of the Class A Limited Partner's Adjusted Capital Contribution. Such amount shall be computed monthly (prorated for any period of less than one month) based on the average daily balance of such Class A Limited Partner's Adjusted Capital Contribution during such month.

     1.39 "Stockholders Agreement" means that certain Stockholders Agreement of even date herewith among NTN, IWN and Symphony.

     1.40 "Support Services Agreement" has the meaning set forth in Section 9.2(a).

     1.41 "Symphony" has the meaning set forth in the introductory paragraph hereof.

     1.42 "Tax Matters Partner" means the General Partner in the capacity described in Section 6.10.

     1.43 "Technology Sublicense" means, collectively, the Technology Sub-License Agreement dated as of September 30, 1994, between the Partnership and IWN, as amended and restated by the Amended and Restated Technology and Trademark Sublicense Agreement, dated as of December 31, 1995, between the Partnership and IWN (the "Amended Sublicense Agreement"), and the Worldwide Technology and Trademark Sublicense Agreement, dated as of December 31, 1995, between the Partnership and IWN (the "New Sublicense Agreement"), in each case as the same may be amended from time to time as therein provided.

                                      5.

                                  ARTICLE II
                     FORMATION; CONTINUATION AND AMENDMENT

     2.1   Formation.  The Partnership was formed under and pursuant to Chapter
           ---------
17, Title 6, of the Delaware Code Annotated (the "Act") by means of an Agreement of Limited Partnership, dated as of September 30, 1994, as amended by a First Amendment and a Second Amendment thereto, dated as of December 19, 1994 and December 31, 1995, respectively (as so amended, the "Original Partnership Agreement"). The Partners now desire to continue the Partnership and to make certain changes in the Partnership Agreement as set forth in this Amended Agreement. Promptly following the execution of this Amended Agreement, the General Partner shall cause an appropriate amendment to the Partnership's original Certificate of Limited Partnership to be prepared, filed and recorded in all offices as required by the Act.

     2.2   Worldwide License; Purpose and Nature of Business.
           -------------------------------------------------

           (a) Concurrently with the execution of this Amended Agreement, the Partnership and IWN are entering into the Amended Sublicense Agreement and the New Sublicense Agreement. In consideration of IWN's entering into the New Sublicense Agreement, the Partnership is delivering to IWN a promissory note of the Partnership, substantially in the form attached as Exhibit A to this Amended
                                                       ---------
Agreement.

           (b) The purpose, nature and character of the business of the Partnership is to exploit its rights under the Technology Sublicense and to develop and market commercial gaming applications for interactive technologies worldwide and to engage in any and all business activities incidental thereto.

     2.3   Name.  The name of the Partnership shall be IWN, L.P. or such other
           ----
name as may be designated by the General Partner, provided, however, that the Partnership may not use the name of any Limited Partner as part of the name of the Partnership without the Limited Partner's prior written consent. From time to time after the execution of this Amended Agreement, the General Partner shall cause a Fictitious Business Name Statement for the Partnership to be filed, published and maintained if and to the extent required by applicable law. The names and affiliations of the Partners may be used and disclosed publicly in connection with the business and affairs of the Partnership.

     2.4   Principal Place of Business.  The principal place of business of the
           ---------------------------
Partnership shall be 5966 La Place Court, Carlsbad, California 92008. The General Partner may at any time and from time to time change the Partnership's principal place of business and may establish such additional places of

                                      6.

business as it may select, in which event it shall so notify the Limited
Partners.

     2.5   Agent.  The General Partner shall cause The Corporation Trust Company
           -----
(or such other qualified Person) to be designated the agent of the Partnership for service of process in the State of Delaware and any other jurisdiction where the Partnership's business requires that an agent be designated.

     2.6   Term of the Partnership.  The Partnership commenced on September 28,
           -----------------------
1994, the date of the filing under the Act of the original Certificate of Limited Partnership, and shall continue until December 31, 2024, unless sooner terminated in accordance with the provisions of this Amended Agreement or as otherwise provided by law.

                                  ARTICLE III
              ADMISSION OF ADDITIONAL PARTNER; CAPITAL AND LOANS

     3.1   Admission of Class A Limited Partner.  Symphony is hereby admitted to
           ------------------------------------
the Partnership as a Class A Limited Partner.

     3.2   Capital Contributions of General Partner.  Concurrently with the
           ----------------------------------------
execution of this Amended Agreement, the General Partner shall surrender or cause to be surrendered to the Partnership for cancellation (i) that certain Promissory Note of the Partnership to the General Partner, as payee, dated September 30, 1994, in the original principal amount of $600,000 and (ii) that certain Demand Promissory Note of the Partnership to NTN, as payee, dated December 31, 1995, in the principal amount of $600,000 as contributions by the General Partner to the capital of the Partnership. The Partners agree that, upon such surrender and cancellation, the General Partner's Capital Account shall be increased by an aggregate amount equal to $1,200,000, representing the principal amount of said Promissory Notes.

     3.3   Capital Contributions of Symphony.
           ---------------------------------

           (a) As of the date of this Amended Agreement, Symphony has contributed $100.00 in cash to the capital of the Partnership. Unless the Executive Committee determines otherwise, Symphony shall make, or shall cause LLC to make an additional aggregate cash contribution to the capital of the Partnership of $2,649,900.00, which shall be payable on the respective dates and in the respective amounts set forth on Schedule 2 hereto. All amounts paid by Symphony (or LLC) pursuant to this Section 3.3(a) shall constitute Capital Contributions of Symphony (or LLC, as the case may be).

           (b) In the event that Symphony fails to pay, or cause LLC to pay, all or any portion of any additional capital contribution as provided in Section 3.3(a) (a "Mandatory Capital Contribution"), the Partnership, at the election of

                                      7.

the General Partner, shall exercise one or more of the following remedies as directed by the General Partner, and shall so notify Symphony in writing at least five days prior to taking such action:

               (i) taking such action (including, without limitation, court proceedings) as the General Partner may deem appropriate to obtain payment by Symphony and LLC, or either of them, of that portion of the Mandatory Capital Contribution that is in default, together with interest thereon at the Default Interest Rate from the date that such Mandatory Capital Contribution was due until the date that it is made, all at the cost and expense of the Class A Limited Partner;

               (ii) permitting (but not requiring) any other Partner (the "Lending Partner") to pay and deliver to the Partnership on behalf of Symphony and LLC, jointly and severally, all or any portion of the Mandatory Capital Contribution that is in default, with the following results:

                    (1) the sum delivered shall constitute a loan from the Lending Partner to Symphony and LLC, jointly and severally, and shall be deemed for all purposes of this Amended Agreement to be a Capital Contribution of that sum to the Partnership by Symphony and LLC;

                    (2) the principal balance of the loan and all accrued and unpaid interest thereon shall be due and payable in whole on the fifth business day after written demand therefor by the Lending Partner to Symphony;

                    (3) the unpaid principal balance of the loan shall bear interest at the Default Interest Rate from the date that the advance is made until the date that the loan, together with all interest accrued on it, is repaid to the Lending Partner;

                    (4) all distributions from the Partnership that otherwise would be made to Symphony and LLC instead shall be paid to the Lending Partner, for credit against the unpaid principal balance of the loan and all accrued and unpaid interest thereon, until the loan and all interest accrued thereon shall have been paid in full to the Lending Partner (with payments being applied first to accrued and unpaid interest and then to principal);

                    (5) the repayment of the loan and interest accrued thereon is secured by a security interest in Symphony's and LLC's Interests, as more fully set forth in Section 3.4; and

                    (6) the Lending Partner shall have the right, in addition to the other rights and remedies granted to

                                      8.

it pursuant to this Amended Agreement or available to it at law or in equity, to take such action (including, without limitation, court proceedings) as the Lending Partner may deem appropriate to obtain payment by Symphony and LLC of the loan and all accrued and unpaid interest on it, at the cost and expense of Symphony and LLC;

               (iii) permitting (but not requiring) another Partner or any other person, who shall thereupon be admitted as an additional Class A Limited Partner of the Partnership without further action by the Executive Committee or any Partner (the "Contributing Partner"), to pay and deliver to the Partnership all or any portion of the Mandatory Capital Contribution that is in default, with the following results:

                    (1) the sum delivered shall constitute a Capital Contribution by the Contributing Member;

                    (2) Symphony's and LLC's aggregate Percentage Interests shall be reduced pro rata, and the Percentage Interest of the Contributing Partner shall be increased, by a number of percentage points equal to the percentage derived by dividing (A) 120% of the amount of the Capital Contribution made by the Contributing Partner pursuant to this subparagraph
(iii)(2) by (B) the cumulative aggregate Capital Contributions of all Class A Limited Partners after giving effect to the Contributing Member's Capital Contribution as aforesaid;

               (iv) exercising the rights of a secured party under the Uniform Commercial Code of the State of Delaware, as more fully set forth in Section 3.4; or

               (v) exercising any other rights and remedies available at law or in equity.

     3.4   Grant of Security Interest.
           --------------------------

           (a) Symphony, on its own behalf and on behalf of LLC, hereby grants to the Partnership and to each Lending Partner with respect to any loans made or deemed to be made by the Lending Partner to Symphony and LLC as permitted in
Section 3.3, as security, equally and ratably, for the payment of all Mandatory Capital Contributions, together with interest thereon as provided in Section 3.3(b)(ii), and the payment of all loans and interest accrued on them made by a Lending Partner to Symphony and LLC pursuant to Section 3.4, a security interest in, and a lien on, its Interest and the proceeds thereof, all under the Uniform Commercial Code of the State of Delaware. On any default in the payment of a Mandatory Capital Contribution or in the payment of such a loan or interest accrued on it, the Partnership or the Lending Partner, as applicable, is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code

                                      9.

of the State of Delaware with respect to the security interest granted in this
Section 3.4. Symphony and LLC shall execute and deliver to the Partnership and any Lending Partner all financing statements and other instruments as the Partnership or a Lending Partner may reasonably request to effectuate and carry out the preceding provisions of this Section 3.4. At the option of the Partnership or a Lending Partner, this Amended Agreement or a carbon, photographic, or other copy hereof may serve as a financing statement.

           (b) Symphony, on its own behalf and on behalf of LLC, acknowledges and agrees that the rights and remedies described in this Section 3.4 bear a reasonable relationship to the damages which the Partners estimate at present may be suffered by the Partnership and the other Partners by reason of the failure of Symphony or LLC to make a Mandatory Capital Contribution. Each Partner further acknowledges and agrees that such rights and remedies have been specified as permitted under Section 17-306 of the Act.

     3.5   Founders Plan.
           -------------

           (a) The Partnership hereby reserves for grant and issuance to officers and other key employees and agents of the Partnership and/or the General Partner restricted Class B Limited Partner Interests and options to purchase restricted Class B Limited Partner Interests representing, in the aggregate, Percentage Interests (or the right to acquire Percentage Interests) of not more than 10%. Such Class B Limited Partner Interests and options shall be granted and issued pursuant to a written founders plan in the form attached hereto as Exhibit D (the "Founders Plan") and individual restricted partnership
          ---------
interest award or option agreements with each recipient of such Class B Limited Partner Interests or options. The Founders Plan shall be administered by the Executive Committee, shall incorporate by reference all of the terms and provisions of this Amended Agreement and shall provide, among other things, that the Executive Committee will have discretion to select the Persons to whom such Class B Limited Partner Interests and options shall be granted and the vesting requirements, purchase or exercise price, exercise period, repurchase rights, and all other terms and conditions of such Class B Limited Partner Interests or options, which need not be identical. The Partners hereby consent to the admission as Class B Limited Partners of the Partnership of the recipients of any Class B Limited Partner Interests issued pursuant to the Founders Plan.

           (b) The respective purchase prices or exercise prices of the Class B Limited Partner Interests and options referred to in this Section 3.5, when paid to the Partnership as provided therein, shall constitute contributions to the capital of the Partnership.

                                      10.

           (c) Each of the Partners understands and agrees that the Percentage Interests of each Partner shall be subject to reduction ratably as a result of the grant or issuance of any Class B Limited Partner Interests or options pursuant to the Founders Plan. Schedule 1 shall be amended from time to time to reflect the admission of any Class B Limited Partners upon the grant or issuance of any Class B Limited Partner and exercise of options under the Founders Plan.

     3.6   Other Additional Capital Contributions and Issuance of Additional
           -----------------------------------------------------------------
Partnership Interests.  Except as otherwise expressly provided herein or as
- ---------------------
required under the Act, no Partner shall be required or permitted to make any Capital Contribution. Except as otherwise specifically provided in this Agreement, the Partnership will not sell or issue any partner interests in the Partnership or admit any Person as an additional Limited Partner.

     3.7   Payment of Capital Contributions.  Except as otherwise expressly
           --------------------------------
provided or permitted in this Amended Agreement, all Capital Contributions made by the Partners shall be in cash and shall be reflected by an appropriate entry on the Partnership's books and records.

     3.8   No Return of Capital Contribution; No Interest.
           ----------------------------------------------

           (a) Except as otherwise expressly provided herein, no Partner shall have any right to demand or receive the return of all or any portion of his Capital Contribution. The General Partner will have no obligation to return all or any portion of any Partner's Capital Contribution. Under circumstances permitting or requiring a return of a Partner's Capital Contribution, the Partner shall have no right to receive property other than cash, except as the General Partner may otherwise determine in its discretion.

           (b) Except as otherwise expressly provided herein, no Partner shall be entitled to interest on any Capital Contribution or on his Capital Account.

     3.9   No Priority.  Except as otherwise expressly provided herein, no
           -----------
Partner shall have a priority over any other Partner as to the return of a Capital Contribution upon the dissolution of the Partnership.

                                  ARTICLE IV
            CAPITAL ACCOUNTS; ALLOCATION OF NET INCOME AND NET LOSS

     4.1   Capital Accounts.  The Partnership shall establish and maintain on
           ----------------
its books a single Capital Account for each Partner, which shall be maintained strictly in accordance with Regulations Section 1.704-1(b). Subject to the foregoing, Capital Accounts shall be adjusted from time to time as follows:

                                      11.

           (a) there shall be credited to a Partner's Capital Account the Partner's Capital Contribution, the Partner's allocable share of Net Income and the amount of the Partnership's liabilities, if any, assumed by the Partner or which are secured by any asset of the Partnership distributed to the Partner;

           (b) there shall be debited to a Partner's Capital Account an amount equal to the Distributable Cash and other amounts distributed to the Partner pursuant to this Amended Agreement, the Partner's allocable share of any Net Loss and the amount of the Partner's liabilities, if any, assumed by the Partnership or which are secured by any asset contributed by the Partner to the Partnership; and

           (c) in the event all or a portion of a Partner's Interest is transferred in accordance with the terms of this Amended Agreement, the transferee shall succeed to the portion of the Capital Account of the transferor-Partner relating to the Interest transferred.

In determining the amount of any liability for purposes of paragraphs (a) and
(b) of this Section 4.1, there shall be taken into account Section 752(c) and any other applicable provisions of the Code. In addition, the Partners' Capital Accounts shall be subject to adjustment as the Executive Committee may determine is necessary in order to comply with Section 704 of the Code and the Regulations promulgated thereunder.

     4.2   Allocation of Net Income.  Subject to Sections 4.4 through 4.7, in
           ------------------------
each Fiscal Year any Net Income shall be allocated and apportioned among the Partners as follows:

           (a) first, 99% to the Class A Limited Partner and 1% to the General Partner pro rata in accordance with and to the extent of all prior allocations of Net Loss;

           (b) next, 99% to the Class A Limited Partner and 1% to the General Partner until an aggregate of $350,000 has been allocated to the Class A Limited Partner pursuant to this Section 4.2(b);

           (c) next, 1% to the General Partner and 99% to the Class A Limited Partner until the Class A Limited Partner has been allocated an amount equal to its Return for the current Fiscal Year and all prior Fiscal Years, less prior allocations of Net Income to the Class A Limited Partner pursuant to this
Section 4.2(c);

           (d) next, 1% to the General Partner and 99% to the Class A Limited Partner until an aggregate of $1,167,314 has been allocated to the Class A Limited Partner pursuant to this Section 4.2(d); and

                                      12.

           (e) the balance, to the Partners in accordance with their respective Percentage Interests.

     The intent of this Section 4.2 is to allocate Net Income to the Partners so that the Capital Accounts of the Partners are maintained, to the greatest extent possible, in such a manner as to facilitate the distribution methodology contemplated by Section 4.8 (including, by reference, distributions on the termination and liquidation of the Partnership).

     4.3   Allocation of Net Loss.  Subject to Sections 4.4 through 4.7, each
           ----------------------
Fiscal Year, any Net Loss shall be allocated and apportioned among the Partners as follows:

           (a) first, to the Partners pro rata in accordance with and to the extent of all prior allocations of Net Income pursuant to Section 4.2(c) less prior allocations of Net Loss pursuant to this Section 4.3(a);

           (b) next, to the Partners pro rata in accordance with and to the extent of all prior allocations of Net Income pursuant to Section 4.2(b) less prior allocations of Net Loss pursuant to this Section 4.3(b); and

           (c) the balance, 1% to the General Partner and 99% to the Class A Limited Partner.

     4.4   Other Allocations.  Notwithstanding the provisions of Sections 4.2
           -----------------
and 4.3, allocations shall, to the extent possible, be made in such a manner as to result in the Partners receiving total distributions (including, for these purposes, liquidating distributions pursuant to Section 12.2) from the commencement of the Partnership through the date of liquidation, in the order and amounts contemplated by Section 4.8.

     4.5   Gross Asset Value.  If the gross asset value of a Partnership asset
           -----------------
differs from its adjusted basis for U.S. federal income tax purposes, items of income, gain, loss, depreciation and amortization shall be allocated for U.S. federal income tax purposes consistent with the principles of Sections 704(b) and (c) of the Code, so as to take account of the variation between gross asset value and adjusted basis.

     4.6   Special Allocations.  Notwithstanding the provisions of Sections 4.2
           -------------------
and 4.3, the following special allocations shall be made in the following order:

           (a) Notwithstanding any other provision of this Article IV, if there is a net decrease in Partnership minimum gain during any Fiscal Year, except as otherwise permitted by Sections 1.704-2(f)(2), (3), (4) and (5) of the Regulations, items of Partnership income and gain for such Fiscal Year (and subsequent years, if necessary) in the order provided in

                                      13.

Section 1.704-2(j)(2)(i) of the Treasury Regulations shall be allocated among all Partners whose shares of Partnership minimum gain decreased during that year in proportion to and to the extent of such Partner's share of the net decrease in Partnership minimum gain during such year. The allocation contained in this
Section 4.5(a) is intended to be a minimum gain chargeback within the meaning of
Section 1.704-2 of the Regulations, and shall be interpreted consistently therewith.

           (b) Notwithstanding any other provision of this Article IV, if there is a net decrease in Partner nonrecourse debt minimum gain, except as provided in Section 1.704-2(i) of the Regulations, items of Partnership income and gain for such fiscal year (and subsequent years, if necessary) in the order provided in Section 1.7042(j)(2)(ii) of the Regulations shall be allocated among all Partners whose share of Partner nonrecourse debt minimum gain decreased during that year in proportion to and to the extent of such Partner's share of the net decrease in Partner nonrecourse debt minimum gain during such year. This Section 4.5(b) is intended to comply with the Partner nonrecourse debt minimum gain chargeback requirement in Section 1.704-2 of the Regulations and shall be interpreted consistently therewith.

           (c) In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations, items of partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 4.5(c) shall be made only if and to the extent that such Partner would have a Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.5(c) were not in this Amended Agreement.

           (d) In the event any Partner has a Capital Account Deficit at the end of any Fiscal Year, each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.5(d) shall be made only if, and to the extent that, such Partner would have a Capital Account Deficit after all other allocations provided for in this Article IV have been made as if this Section 4.5(d) were not in this Amended Agreement.

           (e) Nonrecourse deductions (as defined in Section 1.704-2(b)(1) of the Regulations) for any fiscal year or other period shall be specifically allocated to the Partners in accordance with the allocation of Net Loss.

                                      14.

           (f) Any Partner nonrecourse deductions (as defined in Section 1.704-2(i)(1) of the Regulations) for any fiscal year or other period shall be allocated to the Partner who bears the economic risk of loss with respect to the Partner nonrecourse debt to which such Partner nonrecourse deductions are attributable.

     4.7   Curative Allocations.  The allocations set forth in Section 4.6
           --------------------
hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 4.7. Therefore, notwithstanding any other provision of this Section 4 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 4.2, 4.3 and 4.4 hereof.

     4.8   Distributions of Distributable Cash.  Subject to Section 4.9 and any
           -----------------------------------
restrictions under applicable law, Distributable Cash, if any, with respect to each Fiscal Year shall be distributed as follows, with the amount and timing of such distribution to be determined in the discretion of the Executive Committee:

           (a) first, 1% to the General Partner and 99% to the Class A Limited Partner until the Class A Limited Partner's Adjusted Capital Contribution has been reduced to zero;

           (b) next, 1% to the General Partner and 99% to the Class A Limited Partner until the Class A Limited Partner has received a cumulative amount for all periods pursuant to this Section 4.8(b) equal to the Return;

           (c) next, 1% to the General Partner and 99% to the Class A Limited Partner until each has received in the aggregate pursuant to this Section 4.8(c) 48.6% of the Net Income allocated to each under Section 4.2(d); and

           (d) the balance, to the Partners in accordance with their respective Percentage Interests.

     4.9   Distribution to Pay Taxes.  In the General Partner's discretion with
           -------------------------
respect to any Fiscal Year, the Partnership shall use its best efforts to make a cash distribution to the Partners pro rata in an amount equal to the taxes payable in

                                      15.

respect of the Net Income of the Partnership for such Fiscal Year assuming for this purpose that each of the Partners are subject to a combined effective federal and applicable state income tax rate of 48.6% on such Net Income. Any cash distributed pursuant to this Section 4.9 shall reduce the amount the Partners otherwise would be entitled to receive pursuant to Section 4.8.


                                   ARTICLE V
                               OPERATING BUDGET

     Prior to the execution of this Amended Agreement, the General Partner prepared a budget (the "Operating Budget") reflecting the Partnership's projected balance sheet, income statement, statement of cash flows, receipts, expenses and expenditures for the period from January 1, 1996 through December 31, 1996 and a five-year plan (the "Plan"), copies of which are attached as Exhibit B to this Amended Agreement. The Partners hereby approve such Operating
- ---------
Budget and Plan. The General Partner shall timely prepare and submit to the Executive Committee for its review and approval a new Operating Budget, in substantially the same form as Exhibit B to this Amended Agreement, for the
                               ---------
Fiscal Year ending December 31, 1997 and for each succeeding Fiscal Year thereafter. The Operating Budget shall be accompanied by such schedules as are necessary to understanding of the principal items therein. The Operating Budget shall be subject to review by the Executive Committee on a quarterly basis, and each such Operating Budget shall be subject to such modifications and amendments as the Executive Committee shall approve at the time of the quarterly review. The Partnership's business and operations shall be conducted, to the extent feasible and subject to the other limitations and restrictions set forth in this Amended Agreement, in accordance with the Operating Budget. In the event, and so long as, the General Partner and the Executive Committee are unable to agree on a new Operating Budget for any Fiscal Year, the General Partner shall be entitled to continue to operate and manage the Partnership in accordance with the costs, expenses and expenditures reflected in the prior Operating Budget, as it may have been modified by the Executive Committee as provided above as of the last quarter in which a modification was made. The General Partner shall notify the Executive Committee promptly upon learning of any material variance in the Partnership's actual results of operations from either the aggregate income, expenses and expenditures reflected in the Operating Budget or any single category of income, expense or expenditure enumerated in the Operating Budget. Each Operating Budget prepared and approved or carried forward from the prior Fiscal Year as provided in this Article V shall be deemed approved for all purposes of this Amended Agreement.

                                      16.

                                  ARTICLE VI
                   RIGHTS AND DUTIES OF THE GENERAL PARTNER

     6.1   Management Power and Authority.  Except for matters as to which this
           ------------------------------
Amended Agreement specifically reserves to the Limited Partners, or any particular Partner, the authority to Act, or to grant or withhold their consent or approval of an action, and subject to the provisions of Sections 6.2, the General Partner shall have full, complete and exclusive right, power and authority to manage and control the Partnership's business and affairs of the Partnership and all decisions regarding the business and affairs of the Partnership shall be made by the General Partner.

     6.2   Executive Committee.
           -------------------

           (a) In connection with the execution of this Amended Agreement, the Board of Directors of the General Partner has established an Executive Committee to which it has delegated all rights, responsibilities and powers of the Board of Directors (and only such rights, powers and responsibilities) to review, consider and approve of those matters enumerated in Section 6.2(c) and such other matters, if any, as the Board of Directors of the General Partner may hereafter determine. Except as the Class A Limited Partner and the General Partner may otherwise agree, the Executive Committee shall at all times consist of five members, two of whom shall be appointed by the Board of Directors of the General Partner, two of whom shall be appointed by the Class A Limited Partner and one of whom shall be appointed jointly by the Board of Directors of the General Partner and the Class A Limited Partner. Such Members may, but need not be, Partners or directors, officers or employees of any Partner or of the Partnership. Daniel C. Downs and Colleen Anderson have been appointed by the Board of Directors of the General Partner, and Richard J. Donnelly and Valerie
S. Hart have been appointed by the Class A Limited Partner, as the initial Members of the Executive Committee to serve until such time as they resign or are removed from the Executive Committee and their respective successors are appointed as provided herein. As soon as is practicable following the execution of this Amended Agreement, the Board of Directors of the General Partner and the Class A Limited Partner shall jointly appoint the fifth Member of the Executive Committee as provided above. Any Member may resign as a Member at any time or be removed as a Member at any time by the Person or Persons which appointed such Member. Any vacancy on the Executive Committee arising upon the death or disability of a Member or a Member's resignation or removal shall be filled by the Person or Persons which originally appointed such Member. Notwithstanding any other provision of this Amended Agreement, during the period from the date hereof through December 1, 1997, the Class A Limited Partner agrees that either Frank Scarpa,

                                      17.

Richard Donnelly or Valerie Hart shall at all times serve as one of the Members designated by the Class A Limited Partner.

           (b) Regular meetings of the Executive Committee may be held without notice if the time and place of such meetings have been fixed prior to such meetings by resolution of the Executive Committee. Special meetings of the Executive Committee may be called at any time by any Member upon notice of the time and place thereof delivered to each Member at least five days prior to the date of the meeting. Members may participate in a meeting through use of conference telephone or similar communications equipment, and each Member participating in the meeting shall be considered present in person as long as the Member can hear and be heard by all other Members. At a meeting of the Executive Committee, the presence of at least four Members will constitute a quorum for the transaction of business, except that a majority of the Members present, whether or not a quorum is present, may adjourn any meeting to another time and place, provided that notice of the adjournment shall be given at least five days prior to the date of the adjourned meeting to each of the Members (and the Person or Persons which appointed them) who are not present at the time of the adjournment. Notwithstanding any other provision of this Section 6.2(b), every act of the Executive Committee taken at any meeting of the Executive Committee at which a quorum is present, however called and noticed or wherever held, shall be valid as though made or performed at a meeting duly held after regular call and notice. Every act or decision done or made by vote or written consent of at least four Members present at a meeting at which a quorum is present shall constitute an act of the Executive Committee, and any action required or permitted to be taken by the Executive Committee may be taken without a meeting if all of the Members shall individually or collectively consent in writing to such action. Subject to any contrary items of any employment agreement or other written agreement between a Member and the Partnership, any Member shall have the right to vote on or consent to any matter with respect to which action by the Executive Committee is properly to be taken, irrespective of whether or not such matter involves a transaction between the Partnership and the Person or Persons (or an Affiliate thereof) which appointed the Member, provided only that the interest of such Person or Persons (or Affiliate) in the transaction has been previously disclosed in writing (or at a meeting of the Executive Committee and duly recorded in minutes thereof approved by the Members) to the Executive Committee.

           (c) Notwithstanding any other provision of this Amended Agreement, without the prior approval of the Executive Committee, the General Partner shall have no right, power or authority on behalf of the Partnership to do or cause the Partnership to do any of the following:

                                      18.

                    (i) adopt or approve any Operating Budget or make any amendment or modification thereto;

                   (ii) authorize or approve any transaction, cost, expense, expenditure or commitment of the Partnership which would vary materially from the Operating Budget then in effect;

                  (iii) appoint, or, once appointed, remove any president, chief executive officer or other senior executive employee employed by the Partnership or establish or, once established, modify the compensation payable by the Partnership to such president, chief executive officer or other senior executive employee;

                   (iv) purchase, lease or otherwise acquire any property or asset other than in the ordinary course of business in accordance with the Operating Budget, except for purchases, leases and acquisitions in any Fiscal Year of property and assets with a purchase price of less than $25,000 for any single acquisition and $100,000 in the aggregate;

                    (v) sell, assign, transfer, convey or dispose of all or any properties or assets of the Partnership or any interest therein other than in the ordinary course of business in accordance with the Operating Budget, except for sales, assignments, transfers, conveyances and dispositions of properties and assets in any Fiscal Year with a fair value of less than $25,000 for any single acquisition and $100,000 in the aggregate;

                   (vi) enter into, modify or terminate any transaction or agreement with the General Partner or an Affiliate of the General Partner, or enter into any Major Transaction, other than in accordance with the Operating Budget;

                  (vii) borrow money or guarantee or incur any indebtedness other than trade credit on an open-account basis customarily extended (and, in fact extended) in connection with the purchase of goods and services incurred in the ordinary course of business, except for borrowings, guarantees and indebtedness incurred in accordance with the Operating Budget;

                 (viii)  make any distribution of Distributable Cash;

                   (ix) submit a claim or liability of the Partnership in excess of $100,000 to arbitration or confess a judgment in excess of $100,000 against the Partnership;

                    (x) borrow any money from banks and other lending institutions for any Partnership purpose, and in that connection to hypothecate Partnership assets;

                                      19.

                   (xi) borrow or raise monies, from time to time, to facilitate or enable the Partnership to carry on its business or affairs;

                  (xii) engage in any transaction or transactions with the General Partner or its officers, directors, shareholders, members of the Executive Committee or Affiliates;

                 (xiii) defend, settle or compromise any claim, action or demand made against the Partnership; or

                  (xiv) enter into, modify or terminate any contract, agreement or commitment to do any of the foregoing.

     6.3   Transfer of General Partner Interest; Withdrawal and Removal of the
           -------------------------------------------------------------------
General Partner.  The General Partner may not sell, assign or otherwise transfer
- ---------------
or encumber all or any portion of its Interest in the Partnership or withdraw as a General Partner without Majority-in-Interest Consent of the remaining Partners. The General Partner may not be removed as a General Partner.

     6.4   Time and Attention of the General Partner; Other Business Activities.
           --------------------------------------------------------------------
The General Partner and its officers, directors and employees shall devote to the management of the Partnership and the accomplishment of the Partnership's purposes, only so much of their time and attention as the General Partner and its officers, directors and employees deem necessary or appropriate in its discretion. The General Partner and its officers, directors, shareholders and its Affiliates may engage in any other business activity without offering the opportunity to any other Partner or to the Partnership.

     6.5   Good Faith.  The General Partner shall perform its obligations under
           ----------
this Amended Agreement to the best of its ability and shall use its best efforts to carry out the purposes of the Partnership for the benefit of all of the Partners.

     6.6   Exculpation and Indemnification of the General Partner.
           ------------------------------------------------------

           (a) Neither the General Partner nor any officer, director, employee, Affiliate, members of the Executive Committee, associate or agent of the General Partner, shall be liable to the Partnership or to the other Partners for any act or omission based upon errors in judgment, negligence or other fault in connection with the business or affairs of the Partnership, so long as the action or failure to act does not constitute fraud, bad faith, criminal conduct or gross negligence.

                                      20.

           (b) The Partnership, its receiver or trustee shall indemnify the General Partner and its officers, directors, employees, Affiliates, associates, and agents to the fullest extent permitted by law and shall hold them harmless from and with respect to all (i) fees, costs, and expenses, including, without limitation, reasonable attorneys' fees (which shall be paid as incurred) incurred in connection with or resulting from any claim, action or demand against the General Partner or against any of its officers, directors, employees, Affiliates, associates or agents that arise out of or in any way relate to the Partnership, its assets, business or affairs; and (ii) any resulting losses or damages from any such claim, action or demand, including amounts paid in settlement or compromise of the claim, action or demand. This indemnification shall apply, however, only so long as the action or failure to act by the General Partner or its officers, directors, employees, Affiliates, associates or agents does not constitute fraud, bad faith, criminal conduct or gross negligence. The termination of any action, suit or proceeding by judgment, order or settlement, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that any person acted fraudulently, in bad faith or criminally or was grossly negligent.

           (c) For purposes of this Section 6.6, acts or failures to act undertaken upon the informed advice of counsel shall be deemed to be actions undertaken in good faith, within the scope of authority, and in the best interests of the Partnership.

     6.7   Interested-Party Transactions.  The Partners agree that the
           -----------------------------
Partnership may engage in any other transaction not specifically referred to herein with the General Partner or its officers, directors, employees, associates and Affiliates, provided only that in causing the Partnership to engage in such a transaction the provisions of Section 6.2, if applicable, are complied with.

     6.8   Proscriptions.  Notwithstanding any provision of this Amended
           -------------
Agreement to the contrary, without the written approval of the Limited Partners, the General Partner shall have no authority to:

           (a)  do any act in contravention of this Amended Agreement;

           (b) assign the assets of the Partnership in trust for the benefit of creditors or on the assignee's promise to pay the debts of the Partnership;

           (c) do any act that would make it impossible to carry on the ordinary business of the Partnership;

                                      21.

           (d) sell, assign, transfer or convey in a single transaction or a series of related transactions all or substantially all of the assets or business of the Partnership;

           (e)  admit any Person as an additional General Partner;

           (f)  terminate or dissolve the Partnership; or

           (g) amend the provisions of this Section 6.8 in any manner which would reduce or eliminate the rights of the Limited Partners hereunder.

     6.9   Contracts and Documents.  All contracts, instruments, and documents
           -----------------------
requiring the signature of the Partnership shall be executed solely by the General Partner in the name of the Partnership only. The General Partner may, by appropriate resolution of its Board of Directors, designate and authorize one or more Members of the Executive Committee or specified directors, officers or employees of the General Partner or the Partnership to execute documents on its behalf in its capacity as the General Partner. Any document executed in the manner set forth in this Section 6.9, as to persons dealing with the Partnership, shall be conclusively deemed to be binding upon the Partnership. The Partners acknowledge and agree that any person doing business with the Partnership may rely solely on the authority of the General Partner, and that no consent of any other Partner will be required to effect any transaction by the Partnership within the scope of the General Partner's authority as provided in this Amended Agreement.

     6.10  Tax Matters Partner.  The General Partner shall serve as the "Tax
           -------------------
Matters Partner" of the Partnership as defined by Section 6231(a)(7) of the Code. In that capacity, the General Partner is authorized and empowered to act and represent the Partnership and each of the Partners before the Internal Revenue Service in any audit or examination of any Partnership tax return and before any court selected by the General Partner for judicial review of any adjustments assessed by the Internal Revenue Service. By the execution of this Amended Agreement, each of the Partners consents and acknowledges that the General Partner shall be the Tax Matters Partner, and that each Partner agrees to be bound by, and agrees not to take any action inconsistent with, the actions or inaction of the Tax Matters Partner, including, but not limited to, the extension of the statute of limitations or any contest, settlement or other action or position that the Tax Matters Partner deems proper under the circumstances. Each Partner agrees to notify the Tax Matters Partner of any such action to be taken by the Partner, in violation of this Amended Agreement or otherwise, at least ten days prior to the date the Partner takes the action. The Tax Matters Partner shall notify each Partner in writing of all administrative and

                                      22.

judicial proceedings for the adjustment of Partnership items and shall include in the periodic reports to the Partners information it deems appropriate in its discretion to keep the Limited Partners informed of the status of the proceedings. The Tax Matters Partner shall have the authority to take all actions necessary or desirable in its discretion to accomplish the matters set forth in this Section 6.10.

     6.11  Expenses of Tax Matters Partner.  The Partnership shall bear all
           -------------------------------
expenses, including legal and accounting fees, claims, liabilities, losses, and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The Partners shall have no obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in its discretion and the provisions of limitations of liability of General Partners and indemnification set forth in Section 6.6 shall be fully applicable to the Tax Matters Partner in its capacity as such.

                                  ARTICLE VII
                  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     7.1   No Participation in Management.  No Limited Partner shall, in its
           ------------------------------
capacity as a Limited Partner, participate in the control of the Partnership's business, transact any business in the Partnership's name or have the power or authority to sign documents for or bind the Partnership in any other way.

     7.2   Limitation of Liability.  Except as otherwise provided in the Act,
           -----------------------
subject to the condition that a Limited Partner does not, in addition to the exercise of his rights and powers as a Limited Partner, take part in the control of the business of the Partnership within the meaning of the Act, no Limited Partner shall have any personal liability whatever in his capacity as a Limited Partner for the debts, liabilities or losses of the Partnership beyond the amount of the Limited Partner's committed but as yet unpaid Capital Contribution.

     7.3   Assignability of Interests.
           --------------------------

           (a) Subject to the provisions of any written restricted Partnership interest purchase agreement or option agreement entered into between the Partnership and a Class B Limited Partner, a Class B Limited Partner may not sell, assign or otherwise transfer or encumber all or any portion of its Interest without the prior written consent of the General Partner, which may be withheld by the General Partner in its discretion or granted subject to such conditions as the General Partner may determine in its discretion.

                                      23.

           (b) The Partners agree that Symphony may assign and transfer all or a portion of its initial Interest to LLC, who shall thereupon be admitted to the Partnership as a substituted Class A Limited Partner with respect to the Interest transferred by means of an appropriate form of assignment and substitution agreement; provided, however, that such assignment shall not relieve Symphony of any of its obligations hereunder. Except as set forth above or as otherwise specifically provided in this Agreement, the Class A Limited Partner may not sell, assign or otherwise transfer or encumber all or any portion of its Interest without the prior written consent of the General Partner, which may be withheld by the General Partner in its discretion or granted subject to such conditions as the General Partner may determined in its discretion; provided, however, that the Class A Limited Partner may, without the consent or concurrence of the General Partner, pledge, assign as collateral or otherwise encumber its Interest in connection with a bank or institutional loan transaction. The foregoing notwithstanding, the Partners also acknowledge that the Class A Limited Partner's Interest is subject to the "Put Option" (as defined in the certain Investment Agreement, of even date herewith, among Symphony, NTN and IWN (the "Investment Agreement")) and agree that the Class A Limited Partner's Interest may be sold and assigned pursuant to the exercise of such Put Option without the consent or approval of any Partner.

           (c) Any purported transfer of a Limited Partner's Interest other than as specifically provided in this Agreement shall be void and of no effect. No Limited Partner shall have the right to have any assignee (including permitted assignees) admitted as a substituted Limited Partner except upon the prior written consent of the General Partner, which consent may be withheld by the General Partner in its discretion or granted subject to such conditions as the General Partner may determine in its discretion.

     7.4   Status of Assignees.  A permitted assignee of all or a portion of a
           -------------------
Limited Partner's Interest who does not become a substituted Limited Partner shall have the same rights, responsibilities and liabilities hereunder as the assignor Limited Partner; provided, however, that no such assignee shall have any right to require any information or account as to Partnership transactions or to inspect the Partnership's books and records or to vote on any matter submitted to a vote of the Limited Partners.

     7.5   Allocations and Distributions Subsequent to Assignment.  The Net
           ------------------------------------------------------
Income or Net Loss of the Partnership attributable to any Interest acquired by reason of any assignment shall be allocated between the assignor and assignee by taking into account their varying interests during the period in accordance with
Section 706(d) of the Code, using any conventions permitted by law and selected by the

                                      24.

General Partner. All distributions on or before the date such transfer occurs shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Neither the Partnership nor the General Partner shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 7.5 whether or not the Partnership or the General Partner has knowledge of any transfer or ownership of any Interest.

     7.6   Receipt of Written Assignment.  Anything herein to the contrary
           -----------------------------
notwithstanding, both the Partnership and the General Partner shall be entitled to treat the assignor of an Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash made in good faith to it, until such time as a valid written assignment has been received by and recorded on the books of the Partnership.

                                 ARTICLE VIII
                   CERTAIN COVENANTS OF THE GENERAL PARTNER

     8.1   Conduct of Business.  In addition to its other obligations under this
           -------------------
Amended Agreement, the General Partner covenants and agrees as follows:

           (a) the General Partner shall devote such time to the management, business, operations and affairs of the Partnership as is reasonably necessary to further the Partnership's business and purpose as contemplated herein;

           (b) all business activities within the scope and purposes of the Partnership performed or undertaken by the General Partner during the term of the Partnership shall be solely for the benefit and on behalf of the Partnership; and

           (c) the General Partner shall promptly forward to the Partnership any and all funds received by it or in its possession from time to time which rightfully constitute revenues or other funds of the Partnership hereunder.

     8.2   Compensation.  The General Partner and its Affiliates shall receive
           ------------
no compensation or other payments for their services provided and functions performed in their capacity as such other than their interest in distributions of Distributable Cash and other amounts pursuant to this Amended Agreement and reimbursements pursuant to Section 9.2.

                                      25.

                                  ARTICLE IX
                  EXPENSES OF THE PARTNERSHIP; REIMBURSEMENTS

     9.1   Expenses.  All expenses incurred in connection with the negotiation
           --------
and execution of this Amended Agreement and the sale and issuance of Interests to Symphony and LLC, including the fees and expenses of the respective counsel to the Partnership, Symphony and LLC, and all expenses incurred by or on behalf of the Partnership in carrying on the Partnership's business and operations, including without limitation, expenses incurred by members of the Executive Committee in accordance with the Operating Budget, shall be borne and paid by the Partnership. All such reimbursements shall be subject to the relevant limitations set forth in the Investment Agreement.

     9.2   Reimbursements to the General Partner.
           -------------------------------------

           (a) Concurrently with the execution of this Amended Agreement, the Partnership shall execute and deliver to NTN a promissory note of the Partnership, substantially in the form attached as Exhibit C to this Amended
                                                   ---------
Agreement, representing certain costs and expenses properly incurred by NTN in connection with the management of the Partnership and operation of the Partnership's business prior to the date of this Amended Agreement and currently owing from the Partnership. Concurrently with the execution of the Agreement, the Partnership and NTN have entered a Support Services Agreement, of even date herewith (the "Support Services Agreement"), with respect to certain administrative support services to be provided by NTN to the Partnership.

           (b) Subject to the terms of the Support Services Agreement as amended from time to time as therein provided, the Partnership shall reimburse the General Partner and its Affiliates for costs and expenses hereafter incurred by the General Partner and its Affiliates while acting on the Partnership's behalf within the scope of the General Partner's authority under this Amended Agreement or the Stockholders Agreement and in accordance with the Operating Budget, including without limitation, all allocable direct and indirect costs and expenses of the General Partner and overhead and administrative costs and expenses paid or incurred by it in furnishing necessary administrative services to the Partnership. The Partnership shall adopt and promulgate from time to time an appropriate expense reimbursement policy.

           (c) Subject to any contrary provisions of the Support Services Agreement, all of the reimbursements pursuant to paragraph (b) above shall be paid promptly by the Partnership following the end of the month in which such costs and expenses were incurred by the Partners or their respective Affiliates. As a condition to such reimbursement, each

                                      26.

Partner or Affiliate shall furnish the Partnership with billing reports, expense summaries and other records in such form and detail as the Executive Committee may reasonably require. Except as provided in Sections 9.1 and 9.2, no Partner shall be entitled to be reimbursed by the Partnership for any cost or expense paid or incurred by it or its Affiliates.

     9.3   Nature of Expenses and Fees.  The expenses and fees payable to the
           ---------------------------
Partners pursuant to Sections 9.1 and 9.2 shall constitute amounts paid with respect to liabilities of the Partnership for income tax purposes and shall not be construed to be draws against the Partners' respective distributive shares of Distributable Cash or as a distribution with respect to their respective Interests.

                                   ARTICLE X
                             ADDITIONAL COVENANTS

     10.1  Disability of Officers or Directors of a Partner.
           ------------------------------------------------

           (a) In the event at any time a Partner or any of its officers, directors or 5% or greater shareholders have anything in their background that could disable such Partner or the Partnership from obtaining a license to operate a gaming establishment or enterprise in any jurisdiction or from being found suitable as an investor in any such activity, in addition to all other rights and remedies available to the Partnership and after having afforded such Partner a reasonable opportunity to cure such disability, the Partnership or the General Partner (as determined by the General Partner) shall have the option to purchase all of the Interests of such Partner for an amount equal to the fair market value of such Interests (determined as if such Partner were not disabled), which shall be determined in the manner provided in Article XVI.

           (b) All option payments hereunder shall be made in cash at the closing of the purchase of Interests pursuant to the exercise of the option.

                                  ARTICLE XI
            RECORDS, ACCOUNTING AND REPORTS, AND PARTNERSHIP FUNDS

     11.1  Records and Accounting.
           ----------------------

           (a) Proper and complete records and books of account of the Partnership's business shall be maintained at the Partnership's principal place of business; and each Partner, or its duly authorized representative, shall have access to such records, upon reasonable notice and for a proper Partnership purpose, at all reasonable times during the Partnership's business hours. Such books and records shall include, without limitation, (i) a current list of the full

                                      27.

name and last known business, residence or mailing address of each Partner, set forth in alphabetical order, together with the Capital Contribution of each Partner and the Percentage Interest of each Partner in Partnership distributions and allocations; (ii) a copy of the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any such certificate was executed; (iii) a copy of the Partnership's federal, state, and local tax and information returns and reports, if any, for the six most recent taxable years of the Partnership (or such shorter period as the Partnership shall have been in business); (iv) a copy of this Amended Agreement, as originally executed and as amended from time to time;
(v) financial statements of the Partnership as provided in Section 11.2 for the six most recent Fiscal Years of the Partnership (or such shorter period as the Partnership shall have been in business); and (vi) other books and records of the Partnership for at least the last four Fiscal Years of the Partnership (or such shorter period as the Partnership shall have been in business). Each Partner agrees to keep confidential all information obtained from the Partnership other than information already in the public realm, and not to use any such information for other than a Partnership purpose.

           (b) Books and records of the Partnership shall be kept pursuant to the accrual method of accounting, which shall be the method of accounting followed by the Partnership for U.S. federal income tax purposes.

     11.2  Independent Audit.  The records and books of account of the
           -----------------
Partnership shall be audited as of the end of each Fiscal Year by independent certified public accountants selected by the Executive Committee in its discretion from among the "Big Six" accounting firms.

     11.3  Tax Information.  Within 90 days after the end of each Fiscal Year,
           ---------------
the General Partner shall cause to be mailed to each person who was a Partner at any time during that Fiscal Year all information reasonably necessary, in the discretion of the General Partner, for the preparation of the Partner's federal income tax returns, including a Schedule K-1 (Form 1065) statement showing the Partner's share of Net Income or Loss, deductions, and credits for the Fiscal Year for U.S. federal income tax purposes and the amount of any distributions made to or for the account of the Partner pursuant to this Amended Agreement.

     11.4  Annual Reports to Partners.  Within 90 days after the end of each
           --------------------------
Fiscal Year, the General Partner shall cause to be mailed to each Partner an audited income statement of the Partnership for the Fiscal Year and an audited balance sheet and statement of changes in financial position of the Partnership as of the end of the Fiscal Year.

                                      28.

     11.5  Tax Returns.  The General Partner shall cause all necessary or
           -----------
appropriate tax and information returns for the Partnership to be prepared and timely filed with the appropriate authorities.

     11.6  Partnership Funds.  The funds of the Partnership shall be deposited
           -----------------
in a bank account or accounts, or invested in interest-bearing investments, as shall be selected by the General Partner from time to time. The Partnership's funds shall not be commingled with funds of any other person. Withdrawals from deposited Partnership funds shall be made upon the signature of the General Partner or of any person or persons designated by the General Partner from time to time.

                                  ARTICLE XII
                          DISSOLUTION AND WINDING UP

     12.1  Events Causing Dissolution.  The Partnership shall dissolve upon the
           --------------------------
happening of any of the following events:

           (a) the bankruptcy, death, insanity, termination of corporate or partnership existence, dissolution or adjudication of incompetency of the General Partner, unless the remaining Partners elect to admit one or more new General Partners and to reconstitute and continue the Partnership as permitted under the Regulations;

           (b) the sale or other disposition, whether in a single transaction or a series of transactions, of all of the business and assets of the Partnership;

           (c) the election by the General Partner and the Limited Partners to dissolve the Partnership;

           (d) the happening of any other event causing the dissolution of the Partnership under the Act; or

           (e)  the expiration of the term of the Partnership as provided in
Section 2.6.

Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Certificate of Limited Partnership is cancelled in accordance with the laws of the State of Delaware and the assets of the Partnership are distributed as provided in Section 12.2. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership as aforesaid its business and the affairs of the Partners, as such, shall continue to be covered by this Amended Agreement.

     12.2  Liquidation.  Upon the dissolution of the Partnership following which
           -----------
the Partnership is not reconstituted and continued as permitted in Section 12.1, the Partnership's

                                      29.

business shall be wound up and all of the Partnership's assets, if any, shall be liquidated expeditiously but in an orderly and businesslike manner. The General Partner (or if there is no General Partner, one or more Persons selected by the Limited Partners) shall supervise and be solely responsible for the liquidation of the Partnership. Before the end of the Fiscal Year during which the liquidation of the Partnership occurs (or, if later, within 90 days after the date of such liquidation, as determined under Regulations Section 1.704-1(b)(2)(ii)(g)), the Partnership shall apply and distribute the net proceeds
            -
from its liquidation in the following order of priority:

           (a) first, to pay Partnership indebtedness owed to creditors other than Partners and to fund Reserves for contingent liabilities relating to Partnership assets sold in liquidation to third parties in such amount and for such period of time as the General Partner shall determine;

           (b) next, to pay any Partnership indebtedness, including without limitation any accrued and unpaid management fees, owed to the Partners or any of them, in proportion to the respective amounts owed to each Partner; and

           (c) next, to the Partners, in accordance with their positive Capital Account balances after giving effect to all allocations for such Fiscal Year pursuant to Article IV and distributions of Distributable Cash and other distributions previously made.


                                 ARTICLE XIII
                                  AMENDMENTS

     Except as otherwise provided herein, this Amended Agreement may be further amended, in whole or in part, by the affirmative vote or written consent of the General Partner and a Majority-in-Interest of the Limited Partners; provided, however, that no amendment shall be effective as to any non-consenting Partner to (a) restrict rights of withdrawal from his Capital Account or from the Partnership; (b) require the non-consenting Partner to make any Additional Capital Contribution; or (c) alter the limited liability of the non-consenting Partner if he is a Limited Partner. In addition, any provision of this Amended Agreement may be further amended by the General Partner without the concurrence or approval of any other Partner in any manner that does not, in the discretion of the General Partner, adversely affect any Partner. The General Partner shall promptly furnish the Partners with a copy of any amendment of this Amended Agreement executed by the General Partner on behalf of the Partners pursuant to the power-of-attorney granted the General Partner in Article XIV.

                                      30.

                                  ARTICLE XIV
                           SPECIAL POWER OF ATTORNEY

     14.1  General Partner as Attorney-in-Fact.  Each Partner hereby grants to
           -----------------------------------
the General Partner a special power of attorney irrevocably making, constituting and appointing the General Partner as the Partner's attorney-in-fact, with power and authority to act in his name and on his behalf to execute, acknowledge and swear to the execution, acknowledgment and filing of documents except as otherwise provided herein, which shall include, by way of illustration but not of limitation, the following:

           (a) any Certificates of Limited Partnership, as well as any amendments to this Amended Agreement or any Certificates of Limited Partnership permitted or provided for herein or which, under the laws of the State of Delaware or the laws of any other state, are required to be executed or filed or which the General Partner deems to be advisable to execute or file;

           (b) any other instrument or document which may be required to be filed by the Partnership under the laws of any state or by any governmental agency, or which the General Partner deems advisable to file; and

           (c) any instrument or document which may be required to effect the continuation of the Partnership, the admission of an additional or substituted Partner, or the dissolution and termination of the Partnership (provided the continuation, admission or dissolution and termination are in accordance with the terms of this Amended Agreement), or to reflect any reduction in amount of Capital Contributions of the Partners.

     Notwithstanding the foregoing, the General Partner shall only have such power of attorney with respect to the Class A Limited Partner if the General Partner has provided at least ten (10) days prior written notice to the Class A Limited Partner of the need to execute one or more documents and such Class A Limited Partner has not executed and delivered such document to the General Partner within ten (10) days after the date such request was received by the Class A Limited Partner. In the event that the Class A Limited Partner notifies the General Partner within ten (10) days following receipt of such request by the Class A Limited Partner that the Class A Limited Partner believes that the execution of such document is not in its best interest, then in such event, the General Partner shall not have such power of attorney with respect to the Class A Limited Partner relating to that document.

     14.2  Scope and Power of Attorney.  The special power of attorney granted
           ---------------------------
by each Partner:

                                      31.

           (a) is a special power of attorney coupled with an interest, is irrevocable, shall survive the death or incapacity of the granting Partner;

           (b) may be exercised by the General Partner (and if there is more than one Person acting in such capacity, then by any such Person acting in such capacity) acting for each Partner by a facsimile signature of the General Partner or by one of its officers, or by listing all of the Partners executing any instrument with a signature of the General Partner or one of its officers acting as an attorney-in-fact for all of them; and

          (c) shall survive an assignment by a Partner of all or any portion of his Interest in the Partnership but only until the assignee thereof is admitted as herein provided as a substituted Partner.

     14.3  Copy of Amendment.  The General Partner shall promptly furnish to the
           -----------------
Partners a copy of any amendment to this Amended Agreement executed by the General Partner pursuant to the special power of attorney from the Partners.

                                  ARTICLE XV
                                 VOTING RIGHTS

     15.1  Voting Rights.  The Limited Partners shall not be entitled to vote
           -------------
on, consent to or approve of any matter affecting the Partnership except as specifically provided in this Amended Agreement or required under the Act. Except as otherwise specifically provided herein, the vote, consent or approval of a Majority-in-Interest of the Limited Partners shall be sufficient to approve any matter as to which the vote, consent or approval of the Limited Partners is required or permitted under this Amended Agreement. The vote, consent or approval of the Limited Partners, wherever required or permitted hereunder, may be obtained in any manner permitted hereunder or under the Act.

     15.2  Meetings.  Meetings of the Limited Partners may be called by the
           --------
General Partner, or by a Partner or Partners whose aggregate Percentage Interests represent in excess of 10% of the aggregate Percentage Interests of all Partners, for any matter on which the Partners may vote as set forth in this Amended Agreement. The call, notice, holding and conduct of meetings of the Limited Partners shall otherwise be as set forth in the Act, as the same may be amended from time to time.

     15.3  Proxies.  The use of proxies in connection with any meeting of the
           -------
Limited Partners shall be governed by provisions of Delaware law governing proxies in a corporate context.
                                      32.

                                      32.

     15.4  Conduct of Meetings.  Each meeting of the Limited Partners shall be
           -------------------
conducted by an authorized representative of the General Partner, or such other Person as it shall appoint, pursuant to such rules for the conduct of the meeting as it shall deem appropriate.


                                  ARTICLE XVI
                               BUY-SELL OPTIONS

     16.1  Buy-Sell Options.
           ----------------

           (a) On and after December 1, 1997, either the General Partner or the Class A Limited Partner (the "Initiating Partner") shall have the right to notify the other (the "Responding Partner") in writing (the "Notice") that the Responding Member shall elect either to purchase the Initiating Partner's Interest for the purchase price (the "Purchase Price") set forth in the Notice, or to sell its Interest to the Initiating Partner (or its designee) for the sale price (the "Sale Price") set forth therein. Within 45 days after receipt of the Notice, the Responding Partner shall notify the Initiating Partner that the Responding Partner has elected to (i) purchase the Initiating Partner's Interest for an all-cash price equal to the Purchase Price, (ii) to sell its Interest to the Initiating Partner for an all-cash purchase price equal to the Sale Price, or (iii) neither purchase the Initiating Partner's Interest or sell its Interest. Should the Responding Partner fail to so notify the Initiating Partner within said 45-day period, the Responding Partner shall be deemed conclusively to have elected to purchase the Initiating Partner's Interest for the Purchase Price. In the event that the Interest to be purchased is subject to an encumbrance (whether or not in breach of this Agreement), the Purchase Price or Sale Price, as the case may be, shall be reduced by the amount of the encumbrance and by the reasonable costs and expenses incurred by the purchaser in connection with removal of the encumbrance or its assumption or acquisition of the liability or obligation which the encumbrance secures.

           (b) In the event the Responding Partner notifies the Initiating Partner within the 45-day period referred to above that the Responding Partner elects not to purchase the Initiating Partner's Interest or sell its Interest as provided above, the Initiating Member may thereafter offer and sell its Interest to any Person on any terms agreed to by the Initiating Partner and such Person, free of any rights or restrictions under Section 16.1(a), and to have such Person substituted as a General Partner or Class A Limited Partner, as the case may be, with respect to any Interest sold without the consent or concurrence of any other Partner. As a condition to any sale and substitution pursuant to this
Section 16.1(b), the purchaser shall agree in writing to comply with all of the terms and provisions of this Agreement.

                                      33.

     16.2  Closing.  The closing of the purchase and sale of an Interest
           -------
pursuant to Section 16.1 shall be held at a mutually convenient place on a mutually acceptable date not more than 60 days after the date of delivery of the Initiating Partner's Notice pursuant to Section 16.1. At the closing, the following actions shall be taken and deliveries made:

           (a) the Partner selling its Interest shall assign the same to the purchaser, together with all of the selling Partner's interest in the Partnership's business and assets, free and clear of all liens, claims, and encumbrances and with covenants of special warranty to the effect that no transfer or encumbrance of the selling Partner's interest therein in favor of a third party has occurred in breach of this Agreement, or, at the purchaser's election, join in a conveyance by grant deed by the Partnership to the purchaser and shall execute and deliver to the purchaser all other documents, if any, that may be required to give effect to the purchase of the selling Partner's Interest;

           (b) the Partner selling its Interest shall indemnify the purchaser from and against all liabilities and other obligations resulting from any breach by the selling Partner of any of the provisions set forth in Section 16.2(a);

           (c) the purchaser shall pay to the selling Partner (or its representative), by cashier's or certified check, the entire Purchase Price;

           (d) the purchaser shall agree in writing to indemnify and hold the selling Partner harmless from and against all indebtedness, liabilities, and other obligations of the Partnership arising from and after the closing; and

           (e) the selling Partner shall agree in writing that it will not, and it will cause its Affiliates to not, compete, directly or indirectly, through one or more intermediaries, with the Partnership in any territory for a period of three years following the closing.

     16.3  Compromise.  The payment to be made to a Partner selling its Interest
           ----------
pursuant to this Article 16 shall be in complete liquidation and satisfaction of all the rights and interest of the selling Partner (and of any and all persons claiming by, through, or under the selling Partner) in and in respect of the Partnership, including, without limitation, any Interest, any rights in specific Partnership property, and any rights against the Partnership, and (insofar as the affairs of the Partnership are concerned) against the other Partners, and shall constitute a compromise to which the Class A Limited Partner and the General Partner agree. The Class A Limited Partner and the General Partner hereby waive any right to challenge the procedures established in this Article 16 or to

                                      34.

contest the sufficiency of the purchase price of a Interest determined as provided herein.

     16.4  Expenses.  Each Partner shall bear and pay its own expenses incurred
           --------
in connection with initiating, responding, and complying with the procedures set forth in this Article 16. Should any Partner fail to purchase or sell, as the case may be, its Interest required to be purchased or sold by it within the period specified in this Article 16, time being of the essence, in addition to all other rights and remedies that may be available to the other Partner in such event, the defaulting Partner shall be liable for all loss, liability, or expense incurred by the other Partner, including without limitation, reasonable attorneys' fees and expenses, in connection with the proposed purchase or sale of the Interest. In addition, the Class A Limited Partner and the General Partner acknowledge and agree that, in view of the reliance and change of position which must necessarily result from an Initiating Partner's Notice and Responding Partner's election to purchase or sell hereunder and the fact that the damages which would result from a default by either Partner in its obligation to consummate such a purchase or sale are uncertain in amount and cannot be determined with certainty, the provisions of this Article 16 shall be specifically enforceable by the other.

                                 ARTICLE XVII
                                 MISCELLANEOUS

     17.1  Notices.  Notices that may or are required to be given under this
           -------
Amended Agreement by any Partner shall be in writing and shall be deemed given upon (a) transmitter's confirmation of the receipt of a facsimile transmission,
(b) confirmed delivery by a standard overnight carrier or (c) the expiration of five business days after the day when deposited in the U.S. mail, postage prepaid, addressed to the respective Partners at their addresses set forth on
Schedule 1 to this Amended Agreement or to any other address designated by any Partner by notice addressed to the Partnership in the case of any Limited Partner, and to the Partnership and the Limited Partners in the case of the General Partner. The General Partner agrees to promptly forward to Symphony and LLC any notice the General Partner receives under the Founders Plan or any award agreement thereunder.

     17.2  Governing Law.  This Amended Agreement, and the rights of the
           -------------
Partners under it shall be governed by and in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

     17.3  Successors and Assigns.  This Amended Agreement shall inure to the
           ----------------------
benefit of, and shall be binding upon, the heirs, executors, administrators or other representatives, successors, and permitted assigns of the Partners.

                                      35.

     17.4  Entire Agreement.  This Amended Agreement constitutes the entire
           ----------------
understanding and agreement of the Partners and supersedes all other prior understandings and agreements, written or oral, among the Partners.

     17.5  Counterparts; Facsimile signatures.  This Amended Agreement may be
           ----------------------------------
executed, by original or facsimile signature, in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In the event any signature is delivered by facsimile transmission, the Partner using such means of delivery shall cause two additional executed signature pages to be physically delivered to the other Partners within five days of the execution and delivery hereof.

     17.6  Partners Not Agents.  Nothing contained in this Amended Agreement
           -------------------
shall be construed to constitute any Partner the agent of another Partner, except as specifically provided in this Amended Agreement.

     17.7  Counsel to the Partnership.  By executing this Agreement, each
           --------------------------
Partner acknowledges and agrees that Troy & Gould Professional Corporation ("Partnership Counsel") is counsel to the Partnership and IWN and does not represent and shall owe no duties to any other Partner. In the event any dispute or controversy arises between any Partner (or Affiliate of a Partner) that Partnership Counsel represents, on the other hand, then each Partner agrees that Partnership Counsel may represent either the Partnership or such Partner (or an Affiliate), or both, in any such dispute or controversy to the extent permitted by the California Rules of Professional Conduct, and each Partner hereby consents to such representation. Each Partner further acknowledges that Partnership Counsel has not represented the interests of any Partner other than IWN in the preparation and negotiation of this Agreement.

     IN WITNESS WHEREOF, the General Partner and the Limited Partners have executed this Amended Agreement on the date set forth above.

                                        GENERAL PARTNER:

                                        IWN, INC.



                                        By:   /s/   Colleen Anderson
                                             ------------------------------
                                             Name:  Colleen Anderson
                                             Its:   President and
                                                    Chief Executive Officer

                                      36.

                                        CLASS A LIMITED PARTNER:

                                        SYMPHONY MANAGEMENT ASSOCIATES,
                                        INC.



                                        By:   /s/ Richard J. Donnelly
                                             ------------------------------
                                           Name:  Richard J. Donnelly
                                           Its:   Treasurer and Secretary

                                      37.

                                                                      Schedule 1

                                  IWN, L.P.,
                        a Delaware Limited Partnership


                             Schedule of Partners
                             --------------------

Name and Address                                                 Percentage
Of Limited Partner                                                Interest
- ------------------                                                --------
GENERAL PARTNERS:

     IWN, Inc
     5966 La Place Court
     Carlsbad, CA  92008
     FAX:  619-930-1174 ....................................        50%

     with a copy to:

     NTN Communications, Inc.
     5966 La Place Court
     Carlsbad, CA  92008
     FAX:  619-929-5289
     Attention:  Laura Kass, Esq.

CLASS A LIMITED PARTNER:

     Symphony Management Associates, Inc.
     900 Bestgate Road, Suite 400
     Annapolis, MD  21401
     FAX: 410-573-5205 .....................................        50%
     Attention:  Chief Financial Officer

     with a copy to:

     Stradley, Ronon, Stevens & Young, LLP
     2600 One Commerce Square
     Philadelphia, PA  19103
     FAX:  215-564-8120
     Attention:  William R. Sasso, Esq.


CLASS B LIMITED PARTNERS:


                                                                 ___________

          TOTAL ............................................       100.00%
                                                                   =======

                                                                      Schedule 2


                               Funding Schedule
                               ----------------

                                                 Additional
                        Due Date           Capital Contribution
                    -----------------      --------------------
                    March 12, 1996...           $1,149,900
                    April 2, 1996....           $  550,000
                    July 2, 1996.....           $  250,000
                    October 1, 1996..           $  300,000
                    January 7, 1997..           $  100,000
                    April 1, 1997....           $  300,000
                                                ----------
                                                $2,649,900
                                                ==========